CONSENT OF COUNSEL

     We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of New Jersey Daily Municipal Income Fund, Inc. as filed with the Securities and Exchange Commission on February 28, 2001.

PAUL, HASTINGS, JANOFSKY & WALKER LLP

/S/ Paul, Hastings, Janofsky & Walker LLP

New York, New York
February 28, 2001